Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	January 20, 2015

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES 2014 FOURTH QUARTER AND FULL-YEAR PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for 2014.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the fourth quarter of 2014 were $1.92, up from $1.56 in the year-earlier quarter and $1.91 in the third quarter of 2014. GAAP-basis net income in the recent quarter totaled $278 million, compared with $221 million in the fourth quarter of 2013 and $275 million in 2014’s third quarter. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for the recent quarter was 1.12% and 9.10%, respectively, compared with 1.03% and 7.99%, respectively, in the year-earlier quarter and 1.17% and 9.18%, respectively, in the third quarter of 2014.

For the full year of 2014, diluted earnings per common share were $7.42, compared with $8.20 for 2013. Net income totaled $1.07 billion in 2014, compared with $1.14 billion in 2013. The 2013 results reflect after-tax gains from investment securities and loan securitization transactions of $67 million ($110 million pre-tax) or $.51 of diluted earnings per common share. Expressed as a rate of return on average assets and average common shareholders’ equity, net income in 2014 was 1.16% and

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9.08%, respectively, compared with 1.36% and 10.93%, respectively, in 2013.

Commenting on M&T’s performance in 2014, René F. Jones, Vice Chairman and Chief Financial Officer, noted, “Results for this past year’s final quarter were solid. We had improved revenues, healthy loan growth, stable expense levels and excellent credit experience. Overall, 2014 represented a year of considerable investment in our infrastructure. Significant progress was made on our BSA/AML, compliance, risk management and technology initiatives that will position us well moving forward. In a year of substantial resource commitment, we further strengthened our already formidable balance sheet by raising our capital and liquidity levels.”

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $1.95 in the final quarter of 2014, compared with $1.61 in the year-earlier period and $1.94 in the third quarter of 2014. Net operating income for the recent quarter was $282 million, compared with

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$228 million and $280 million in the fourth quarter of 2013 and the third quarter of 2014, respectively. For the three months ended December 31, 2014, net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.18% and 13.55%, respectively, compared with 1.11% and 12.67% in the corresponding 2013 period and 1.24% and 13.80%, respectively, in the third quarter of 2014.

For the year ended December 31, 2014, diluted net operating earnings per common share was $7.57, compared with $8.48 in 2013. Net operating income for 2014 and 2013 totaled $1.09 billion and $1.17 billion, respectively. Net operating income in 2014 expressed as a rate of return on average tangible assets and average tangible common shareholders’ equity was 1.23% and 13.76%, respectively, compared with 1.47% and 17.79%, respectively, in 2013.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis aggregated $688 million in the fourth quarter of 2014, up 2% from $673 million earned in the year-earlier quarter and from $675 million recorded in the third quarter of 2014. As compared with the fourth quarter of 2013, a $12.9 billion rise in average earning assets in the recent quarter, reflecting increases of $6.1 billion in average balances of interest-bearing deposits at banks and $4.6 billion in average investment securities balances, was largely offset by a 46 basis point (hundredths of one percent) decline in the net interest margin to 3.10% in the final 2014 quarter from 3.56% in the year-earlier quarter. The growth in investment securities resulted from progress made in response to new regulatory liquidity requirements that will be effective for M&T in January 2016. The increase in taxable-equivalent net interest income as

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compared with the third quarter of 2014 reflects a $5.2 billion rise in average earning assets, due to higher average interest-bearing deposits at banks of $4.0 billion and a $1.0 billion rise in average loans outstanding, largely offset by a 13 basis point decline in the net interest margin, which was attributable to the increased amount of interest-bearing deposits at banks. For the year ended December 31, 2014, net interest income on a taxable-equivalent basis aggregated $2.70 billion, little changed from 2013. A $7.7 billion or 10% increase in average earning assets in 2014 was offset by a 34 basis point narrowing of the net interest margin to 3.31% in 2014 from 3.65% in 2013.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $33 million during the recent quarter, compared with $42 million in the year-earlier quarter and $29 million in the third quarter of 2014. Net charge-offs of loans were $32 million during the fourth quarter of 2014, compared with $42 million and $28 million in the final 2013 quarter and the third quarter of 2014, respectively. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .19% and .26% in the fourth quarter of 2014 and 2013, respectively, and .17% in 2014’s third quarter. The provision for credit losses declined 33% to $124 million in 2014 from $185 million in 2013. Net loan charge-offs during 2014 totaled $121 million, or .19% of average loans outstanding, improved from $183 million, or .28% of average loans in 2013.

Loans classified as nonaccrual declined to $799 million, or 1.20% of total loans outstanding at December 31, 2014, improved from $874 million or 1.36% a year earlier and $848 million or 1.29% at September 30, 2014. Assets taken in foreclosure of defaulted loans were $64 million at December 31, 2014, improved

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from $67 million and $68 million at December 31, 2013 and September 30, 2014, respectively.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance totaled $920 million or 1.38% of loans outstanding at December 31, 2014, compared with $917 million or 1.43% a year earlier and $919 million or 1.40% at September 30, 2014.

Noninterest Income and Expense. Noninterest income aggregated $452 million in the recently completed quarter, up from $446 million and $451 million in the fourth quarter of 2013 and the third quarter of 2014, respectively. The improvement as compared with the final 2013 quarter resulted from higher residential mortgage banking revenues associated with loan servicing activities.

Noninterest income totaled $1.78 billion and $1.87 billion during the years ended December 31, 2014 and 2013, respectively. The higher level of noninterest income in 2013 was primarily the result of net gains on investment securities and gains on securitization activities, which aggregated $110 million. Excluding those gains, noninterest income in 2014 was up $24 million from 2013. The major contributors to that improvement were higher residential mortgage banking revenues and trust income, partially offset by declines in service charges on deposit accounts and trading account and foreign exchange gains.

Noninterest expense in the fourth quarter of 2014 totaled $680 million, compared with $743 million in the year-earlier quarter and $679 million in 2014’s third quarter. Included in such

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amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets. Exclusive of those expenses, noninterest operating expenses were $673 million in the recent quarter, compared with $733 million and $672 million in the fourth quarter of 2013 and the third quarter of 2014, respectively. The lower noninterest operating expenses in the recent quarter as compared with the year-earlier quarter reflect a decline in professional services costs and a $40 million litigation-related accrual in the final 2013 quarter.

For the year ended December 31, 2014, noninterest expense aggregated $2.74 billion, compared with $2.64 billion in the previous year. Noninterest operating expenses were $2.71 billion in 2014 and $2.58 billion in 2013. The increase in noninterest operating expenses was largely attributable to higher costs for professional services and salaries associated with BSA/AML activities, compliance, capital planning and stress testing, and risk management initiatives, partially offset by lower FDIC assessments.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 59.1% in the recent quarter, compared with 65.5% in the year-earlier quarter and 59.7% in the third quarter of 2014. The efficiency ratio for the full year 2014 was 60.5%, compared with 57.0% in 2013.

Balance Sheet. M&T had total assets of $96.7 billion at December 31, 2014, up 14% from $85.2 billion a year earlier. Investment securities were $13.0 billion at the recent year-end,

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up $4.2 billion or 48% from December 31, 2013. Loans and leases, net of unearned discount, rose 4% to $66.7 billion at the 2014 year-end from $64.1 billion at December 31, 2013. Total deposits were $73.6 billion at the recent year-end, up 10% or $6.5 billion from $67.1 billion at December 31, 2013.

Total shareholders’ equity rose $1.0 billion or 9% to $12.3 billion at December 31, 2014 from $11.3 billion a year earlier, representing 12.76% and 13.28%, respectively, of total assets. Common shareholders’ equity was $11.1 billion, or $83.88 per share, at December 31, 2014, compared with $10.4 billion, or $79.81 per share, at December 31, 2013. Tangible equity per common share rose 9% to $57.06 at December 31, 2014 from $52.45 a year earlier. Common shareholders’ equity per share and tangible equity per share were $83.99 and $57.10, respectively, at September 30, 2014. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s estimated Tier 1 common ratio, a regulatory capital measure, rose to 9.83% at December 31, 2014, improved from 9.22% and 9.76% at December 31, 2013 and September 30, 2014, respectively. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under the capital rules approved in July 2013 on a fully phased-in basis was approximately 9.59% as of December 31, 2014.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss fourth quarter and full-year financial results today at 10:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276.

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International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #65658552. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until January 23, 2015 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID #65658552. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans,

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and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political

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conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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Financial Highlights

Amounts in thousands, except per share	Three months ended December 31			Year ended December 31
	2014	2013	Change	2014	2013	Change
Performance
Net income	$277,549	221,422	25%	$1,066,246	1,138,480	-6%
Net income available to common shareholders	254,239	203,451	25%	978,581	1,062,496	-8%
Per common share:
Basic earnings	$1.93	1.57	23%	$7.47	8.26	-10%
Diluted earnings	1.92	1.56	23%	7.42	8.20	-10%
Cash dividends	$.70	.70	—	$2.80	2.80	—
Common shares outstanding:
Average - diluted (1)	132,278	130,464	1%	131,844	129,603	2%
Period end (2)	132,354	130,564	1%	132,354	130,564	1%
Return on (annualized):
Average total assets	1.12%	1.03%		1.16%	1.36%
Average common shareholders’ equity	9.10%	7.99%		9.08%	10.93%
Taxable-equivalent net interest income	$687,847	672,683	2%	$2,700,088	2,698,200	—
Yield on average earning assets	3.44%	3.92%		3.65%	4.03%
Cost of interest-bearing liabilities	.52%	.56%		.53%	.60%
Net interest spread	2.92%	3.36%		3.12%	3.43%
Contribution of interest-free funds	.18%	.20%		.19%	.22%
Net interest margin	3.10%	3.56%		3.31%	3.65%
Net charge-offs to average total net loans (annualized)	.19%	.26%		.19%	.28%
Net operating results (3)
Net operating income	$281,929	227,797	24%	$1,086,903	1,174,635	-7%
Diluted net operating earnings per common share	1.95	1.61	21%	7.57	8.48	-11%
Return on (annualized):
Average tangible assets	1.18%	1.11%		1.23%	1.47%
Average tangible common equity	13.55%	12.67%		13.76%	17.79%
Efficiency ratio	59.06%	65.48%		60.48%	57.05%

	At December 31
	2014	2013	Change
Loan quality
Nonaccrual loans	$799,151	874,156	-9%
Real estate and other foreclosed assets	63,635	66,875	-5%

Total nonperforming assets	$862,786	941,031	-8%

Accruing loans past due 90 days or more (4)	$245,020	368,510	-34%
Government guaranteed loans included in totals above:
Nonaccrual loans	$69,095	63,647	9%
Accruing loans past due 90 days or more	217,822	297,918	-27%
Renegotiated loans	$202,633	257,092	-21%
Acquired accruing loans past due 90 days or more (5)	$110,367	130,162	-15%
Purchased impaired loans (6):
Outstanding customer balance	$369,080	579,975	-36%
Carrying amount	197,737	330,792	-40%
Nonaccrual loans to total net loans	1.20%	1.36%
Allowance for credit losses to total loans	1.38%	1.43%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Performance
Net income	$277,549	275,344	284,336	229,017	221,422
Net income available to common shareholders	254,239	251,917	260,695	211,731	203,451
Per common share:
Basic earnings	$1.93	1.92	1.99	1.63	1.57
Diluted earnings	1.92	1.91	1.98	1.61	1.56
Cash dividends	$.70	.70	.70	.70	.70
Common shares outstanding:
Average - diluted (1)	132,278	132,128	131,828	131,126	130,464
Period end (2)	132,354	132,142	131,953	131,431	130,564
Return on (annualized):
Average total assets	1.12%	1.17%	1.27%	1.07%	1.03%
Average common shareholders’ equity	9.10%	9.18%	9.79%	8.22%	7.99%
Taxable-equivalent net interest income	$687,847	674,900	674,963	662,378	672,683
Yield on average earning assets	3.44%	3.59%	3.73%	3.87%	3.92%
Cost of interest-bearing liabilities	.52%	.54%	.51%	.55%	.56%
Net interest spread	2.92%	3.05%	3.22%	3.32%	3.36%
Contribution of interest-free funds	.18%	.18%	.18%	.20%	.20%
Net interest margin	3.10%	3.23%	3.40%	3.52%	3.56%
Net charge-offs to average total net loans (annualized)	.19%	.17%	.18%	.20%	.26%
Net operating results (3)
Net operating income	$281,929	279,838	289,974	235,162	227,797
Diluted net operating earnings per common share	1.95	1.94	2.02	1.66	1.61
Return on (annualized):
Average tangible assets	1.18%	1.24%	1.35%	1.15%	1.11%
Average tangible common equity	13.55%	13.80%	14.92%	12.76%	12.67%
Efficiency ratio	59.06%	59.67%	59.39%	63.95%	65.48%

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Loan quality
Nonaccrual loans	$799,151	847,784	880,134	890,893	874,156
Real estate and other foreclosed assets	63,635	67,629	59,793	59,407	66,875

Total nonperforming assets	$862,786	915,413	939,927	950,300	941,031

Accruing loans past due 90 days or more (4)	$245,020	312,990	289,016	307,017	368,510
Government guaranteed loans included in totals above:
Nonaccrual loans	$69,095	68,586	81,817	75,959	63,647
Accruing loans past due 90 days or more	217,822	265,333	275,846	291,418	297,918
Renegotiated loans	$202,633	209,099	270,223	257,889	257,092
Acquired accruing loans past due 90 days or more (5)	$110,367	132,147	134,580	120,996	130,162
Purchased impaired loans (6):
Outstanding customer balance	$369,080	429,915	504,584	534,331	579,975
Carrying amount	197,737	236,662	282,517	303,388	330,792
Nonaccrual loans to total net loans	1.20%	1.29%	1.36%	1.39%	1.36%
Allowance for credit losses to total loans	1.38%	1.40%	1.42%	1.43%	1.43%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended December 31			Year ended December 31
Dollars in thousands	2014	2013	Change	2014	2013	Change
Interest income	$756,612	734,466	3%	$2,956,877	2,957,334	—%
Interest expense	74,772	67,982	10	280,431	284,105	-1

Net interest income	681,840	666,484	2	2,676,446	2,673,229	—
Provision for credit losses	33,000	42,000	-21	124,000	185,000	-33

Net interest income after provision for credit losses	648,840	624,484	4	2,552,446	2,488,229	3
Other income
Mortgage banking revenues	93,675	82,169	14	362,912	331,265	10
Service charges on deposit accounts	106,319	110,436	-4	427,956	446,941	-4
Trust income	128,442	125,876	2	508,258	496,008	2
Brokerage services income	15,809	15,807	—	67,212	65,647	2
Trading account and foreign exchange gains	8,397	13,690	-39	29,874	40,828	-27
Gain on bank investment securities	—	—	—	—	56,457	—
Other-than-temporary impairment losses recognized in earnings	—	—	—	—	(9,800)	—
Equity in earnings of Bayview Lending Group LLC	(4,049)	(6,136)	—	(16,672)	(16,126)	—
Other revenues from operations	103,050	104,404	-1	399,733	453,985	-12

Total other income	451,643	446,246	1	1,779,273	1,865,205	-5
Other expense
Salaries and employee benefits	345,135	336,159	3	1,404,950	1,355,178	4
Equipment and net occupancy	62,335	68,670	-9	269,299	264,327	2
Printing, postage and supplies	8,881	8,808	1	38,201	39,557	-3
Amortization of core deposit and other intangible assets	7,170	10,439	-31	33,824	46,912	-28
FDIC assessments	11,695	17,574	-33	55,531	69,584	-20
Other costs of operations	244,892	301,422	-19	941,052	860,327	9

Total other expense	680,108	743,072	-8	2,742,857	2,635,885	4
Income before income taxes	420,375	327,658	28	1,588,862	1,717,549	-7
Applicable income taxes	142,826	106,236	34	522,616	579,069	-10

Net income	$277,549	221,422	25%	$1,066,246	1,138,480	-6%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Interest income	$756,612	743,023	734,290	722,952	734,466
Interest expense	74,772	73,964	65,176	66,519	67,982

Net interest income	681,840	669,059	669,114	656,433	666,484
Provision for credit losses	33,000	29,000	30,000	32,000	42,000

Net interest income after provision for credit losses	648,840	640,059	639,114	624,433	624,484
Other income
Mortgage banking revenues	93,675	93,532	95,656	80,049	82,169
Service charges on deposit accounts	106,319	110,071	107,368	104,198	110,436
Trust income	128,442	128,671	129,893	121,252	125,876
Brokerage services income	15,809	17,416	17,487	16,500	15,807
Trading account and foreign exchange gains	8,397	6,988	8,042	6,447	13,690
Equity in earnings of Bayview Lending Group LLC	(4,049)	(4,114)	(4,055)	(4,454)	(6,136)
Other revenues from operations	103,050	98,547	102,021	96,115	104,404

Total other income	451,643	451,111	456,412	420,107	446,246
Other expense
Salaries and employee benefits	345,135	348,776	339,713	371,326	336,159
Equipment and net occupancy	62,335	67,713	68,084	71,167	68,670
Printing, postage and supplies	8,881	9,184	9,180	10,956	8,808
Amortization of core deposit and other intangible assets	7,170	7,358	9,234	10,062	10,439
FDIC assessments	11,695	13,193	15,155	15,488	17,574
Other costs of operations	244,892	233,060	239,828	223,272	301,422

Total other expense	680,108	679,284	681,194	702,271	743,072
Income before income taxes	420,375	411,886	414,332	342,269	327,658
Applicable income taxes	142,826	136,542	129,996	113,252	106,236

Net income	$277,549	275,344	284,336	229,017	221,422

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Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2014	2013	Change
ASSETS
Cash and due from banks	$1,289,965	1,573,361	-18%
Interest-bearing deposits at banks	6,470,867	1,651,138	292
Federal funds sold and agreements to resell securities	83,392	99,573	-16
Trading account assets	308,175	376,131	-18
Investment securities	12,993,542	8,796,497	48
Loans and leases:
Commercial, financial, etc.	19,461,292	18,705,216	4
Real estate - commercial	27,567,569	26,148,208	5
Real estate - consumer	8,657,301	8,928,221	-3
Consumer	10,982,794	10,291,514	7

Total loans and leases, net of unearned discount	66,668,956	64,073,159	4
Less: allowance for credit losses	919,562	916,676	—

Net loans and leases	65,749,394	63,156,483	4
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	35,027	68,851	-49
Other assets	6,230,548	5,915,732	5

Total assets	$96,685,535	85,162,391	14%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$26,947,880	24,661,007	9%
Interest-bearing deposits	46,457,591	42,134,859	10
Deposits at Cayman Islands office	176,582	322,746	-45

Total deposits	73,582,053	67,118,612	10
Short-term borrowings	192,676	260,455	-26
Accrued interest and other liabilities	1,567,951	1,368,922	15
Long-term borrowings	9,006,959	5,108,870	76

Total liabilities	84,349,639	73,856,859	14
Shareholders’ equity:
Preferred	1,231,500	881,500	40
Common (1)	11,104,396	10,424,032	7

Total shareholders’ equity	12,335,896	11,305,532	9

Total liabilities and shareholders’ equity	$96,685,535	85,162,391	14%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $181.0 million at December 31, 2014 and $64.2 million at December 31, 2013.

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
ASSETS
Cash and due from banks	$1,289,965	1,445,877	1,827,197	1,671,052	1,573,361
Interest-bearing deposits at banks	6,470,867	7,676,064	3,032,530	3,299,185	1,651,138
Federal funds sold and agreements to resell securities	83,392	77,766	90,239	92,066	99,573
Trading account assets	308,175	296,913	313,325	314,807	376,131
Investment securities	12,993,542	13,348,368	12,120,195	10,364,249	8,796,497
Loans and leases:
Commercial, financial, etc.	19,461,292	19,112,009	19,105,892	18,896,070	18,705,216
Real estate - commercial	27,567,569	26,942,847	26,374,274	26,104,086	26,148,208
Real estate - consumer	8,657,301	8,663,408	8,656,766	8,774,095	8,928,221
Consumer	10,982,794	10,854,095	10,610,761	10,360,827	10,291,514

Total loans and leases, net of unearned discount	66,668,956	65,572,359	64,747,693	64,135,078	64,073,159
Less: allowance for credit losses	919,562	918,633	917,666	916,768	916,676

Net loans and leases	65,749,394	64,653,726	63,830,027	63,218,310	63,156,483
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	35,027	42,197	49,555	58,789	68,851
Other assets	6,230,548	6,162,806	6,047,309	5,987,277	5,915,732

Total assets	$96,685,535	97,228,342	90,835,002	88,530,360	85,162,391

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$26,947,880	27,440,524	26,088,763	25,244,200	24,661,007
Interest-bearing deposits	46,457,591	46,659,442	43,502,602	43,207,286	42,134,859
Deposits at Cayman Islands office	176,582	241,536	237,890	247,880	322,746

Total deposits	73,582,053	74,341,502	69,829,255	68,699,366	67,118,612
Short-term borrowings	192,676	164,609	161,631	230,209	260,455
Accrued interest and other liabilities	1,567,951	1,327,524	1,283,430	1,462,725	1,368,922
Long-term borrowings	9,006,959	9,061,391	7,391,931	6,251,197	5,108,870

Total liabilities	84,349,639	84,895,026	78,666,247	76,643,497	73,856,859
Shareholders’ equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	881,500
Common (1)	11,104,396	11,101,816	10,937,255	10,655,363	10,424,032

Total shareholders’ equity	12,335,896	12,333,316	12,168,755	11,886,863	11,305,532

Total liabilities and shareholders’ equity	$96,685,535	97,228,342	90,835,002	88,530,360	85,162,391

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $181.0 million at December 31, 2014, $25.3 million at March 31, 2014 and $64.2 million at December 31, 2013, and accumulated other comprehensive income, net of applicable income tax effect, of $12.5 million at September 30, 2014 and $40.3 million at June 30, 2014.

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17-17-17-17-17

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance December 31, 2014 from		Year ended December 31,				Change in balance
Dollars in millions	December 31, 2014		December 31, 2013		September 30, 2014				2014		2013
	Balance	Rate	Balance	Rate	Balance	Rate	December 31, 2013	September 30, 2014	Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$9,054	.25%	2,948	.25%	5,083	.25%	207%	78%	$5,342	.25%	2,139	.24%	150%
Federal funds sold and agreements to resell securities	86	.08	115	.07	80	.07	-26	7	89	.07	128	.09	-31
Trading account assets	80	1.76	82	1.36	70	1.65	-3	15	76	1.81	78	1.91	-2
Investment securities	12,978	2.82	8,354	3.32	12,780	2.89	55	2	11,509	3.03	6,615	3.32	74
Loans and leases, net of unearned discount
Commercial, financial, etc.	19,117	3.25	18,096	3.41	18,889	3.29	6	1	18,867	3.31	17,736	3.54	6
Real estate - commercial	27,064	4.24	26,231	4.48	26,487	4.19	3	2	26,461	4.26	26,083	4.53	1
Real estate - consumer	8,654	4.19	8,990	4.20	8,634	4.17	-4	—	8,719	4.23	10,136	4.12	-14
Consumer	10,932	4.49	10,233	4.60	10,753	4.52	7	2	10,618	4.53	11,098	4.60	-4

Total loans and leases, net	65,767	4.01	63,550	4.17	64,763	4.00	3	2	64,665	4.05	65,053	4.24	-1

Total earning assets	87,965	3.44	75,049	3.92	82,776	3.59	17	6	81,681	3.65	74,013	4.03	10
Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—
Core deposit and other intangible assets	38		74		45		-48	-16	50		90		-44
Other assets	7,116		6,682		6,899		6	3	6,887		6,034		14

Total assets	$98,644		85,330		93,245		16%	6%	$92,143		83,662		10%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$1,083	.14	933	.13	1,037	.15	16%	4%	$1,034	.14	923	.14	12%
Savings deposits	42,949	.10	38,079	.14	41,056	.11	13	5	40,474	.11	36,739	.15	10
Time deposits	3,128	.50	3,617	.51	3,227	.47	-14	-3	3,290	.47	4,045	.65	-19
Deposits at Cayman Islands office	265	.22	414	.21	325	.20	-36	-18	327	.21	496	.21	-34

Total interest-bearing deposits	47,425	.13	43,043	.17	45,645	.14	10	4	45,125	.14	42,203	.20	7

Short-term borrowings	195	.05	287	.06	181	.04	-32	7	215	.05	390	.11	-45
Long-term borrowings	8,954	2.62	5,009	3.91	8,547	2.69	79	5	7,492	2.90	4,941	4.05	52

Total interest-bearing liabilities	56,574	.52	48,339	.56	54,373	.54	17	4	52,832	.53	47,534	.60	11
Noninterest-bearing deposits	28,090		24,169		25,127		16	12	25,715		23,721		8
Other liabilities	1,538		1,713		1,498		-10	3	1,499		1,685		-11

Total liabilities	86,202		74,221		80,998		16	6	80,046		72,940		10
Shareholders’ equity	12,442		11,109		12,247		12	2	12,097		10,722		13

Total liabilities and shareholders’ equity	$98,644		85,330		93,245		16%	6%	$92,143		83,662		10%

Net interest spread		2.92		3.36		3.05				3.12		3.43
Contribution of interest-free funds		.18		.20		.18				.19		.22
Net interest margin		3.10%		3.56%		3.23%				3.31%		3.65%

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18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of GAAP to Non-GAAP Measures

	Three months ended December 31		Year ended December 31
	2014	2013	2014	2013
Income statement data
In thousands, except per share
Net income
Net income	$277,549	221,422	$1,066,246	1,138,480
Amortization of core deposit and other intangible assets (1)	4,380	6,375	20,657	28,644
Merger-related expenses (1)	—	—	—	7,511

Net operating income	$281,929	227,797	$1,086,903	1,174,635

Earnings per common share
Diluted earnings per common share	$1.92	1.56	$7.42	8.20
Amortization of core deposit and other intangible assets (1)	.03	.05	.15	.22
Merger-related expenses (1)	—	—	—	.06

Diluted net operating earnings per common share	$1.95	1.61	$7.57	8.48

Other expense
Other expense	$680,108	743,072	$2,742,857	2,635,885
Amortization of core deposit and other intangible assets	(7,170)	(10,439)	(33,824)	(46,912)
Merger-related expenses	—	—	—	(12,364)

Noninterest operating expense	$672,938	732,633	$2,709,033	2,576,609

Merger-related expenses
Salaries and employee benefits	$—	—	$—	836
Equipment and net occupancy	—	—	—	690
Printing, postage and supplies	—	—	—	1,825
Other costs of operations	—	—	—	9,013

Total	$—	—	$—	12,364

Efficiency ratio
Noninterest operating expense (numerator)	$672,938	732,633	$2,709,033	2,576,609

Taxable-equivalent net interest income	687,847	672,683	2,700,088	2,698,200
Other income	451,643	446,246	1,779,273	1,865,205
Less: Gain on bank investment securities	—	—	—	56,457
Net OTTI losses recognized in earnings	—	—	—	(9,800)

Denominator	$1,139,490	1,118,929	$4,479,361	4,516,748

Efficiency ratio	59.06%	65.48%	60.48%	57.05%

Balance sheet data
In millions
Average assets
Average assets	$98,644	85,330	$92,143	83,662
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(38)	(74)	(50)	(90)
Deferred taxes	12	23	15	27

Average tangible assets	$95,093	81,754	$88,583	80,074

Average common equity
Average total equity	$12,442	11,109	$12,097	10,722
Preferred stock	(1,231)	(881)	(1,192)	(878)

Average common equity	11,211	10,228	10,905	9,844
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(38)	(74)	(50)	(90)
Deferred taxes	12	23	15	27

Average tangible common equity	$7,660	6,652	$7,345	6,256

At end of quarter
Total assets
Total assets	$96,686	85,162
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(35)	(69)
Deferred taxes	11	21

Total tangible assets	$93,137	81,589

Total common equity
Total equity	$12,336	11,306
Preferred stock	(1,231)	(882)
Undeclared dividends - cumulative preferred stock	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	11,102	10,421
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(35)	(69)
Deferred taxes	11	21

Total tangible common equity	$7,553	6,848

(1)	After any related tax effect.

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19-19-19-19-19

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Income statement data
In thousands, except per share
Net income
Net income	$277,549	275,344	284,336	229,017	221,422
Amortization of core deposit and other intangible assets (1)	4,380	4,494	5,638	6,145	6,375

Net operating income	$281,929	279,838	289,974	235,162	227,797

Earnings per common share
Diluted earnings per common share	$1.92	1.91	1.98	1.61	1.56
Amortization of core deposit and other intangible assets (1)	.03	.03	.04	.05	.05

Diluted net operating earnings per common share	$1.95	1.94	2.02	1.66	1.61

Other expense
Other expense	$680,108	679,284	681,194	702,271	743,072
Amortization of core deposit and other intangible assets	(7,170)	(7,358)	(9,234)	(10,062)	(10,439)

Noninterest operating expense	$672,938	671,926	671,960	692,209	732,633

Efficiency ratio
Noninterest operating expense (numerator)	$672,938	671,926	671,960	692,209	732,633

Taxable-equivalent net interest income	687,847	674,900	674,963	662,378	672,683
Other income	451,643	451,111	456,412	420,107	446,246

Denominator	$1,139,490	1,126,011	1,131,375	1,082,485	1,118,929

Efficiency ratio	59.06%	59.67%	59.39%	63.95%	65.48%

Balance sheet data
In millions
Average assets
Average assets	$98,644	93,245	89,873	86,665	85,330
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(38)	(45)	(53)	(64)	(74)
Deferred taxes	12	14	16	20	23

Average tangible assets	$95,093	89,689	86,311	83,096	81,754

Average common equity
Average total equity	$12,442	12,247	12,039	11,648	11,109
Preferred stock	(1,231)	(1,232)	(1,231)	(1,072)	(881)

Average common equity	11,211	11,015	10,808	10,576	10,228
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(38)	(45)	(53)	(64)	(74)
Deferred taxes	12	14	16	20	23

Average tangible common equity	$7,660	7,459	7,246	7,007	6,652

At end of quarter
Total assets
Total assets	$96,686	97,228	90,835	88,530	85,162
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(35)	(42)	(49)	(59)	(69)
Deferred taxes	11	13	15	19	21

Total tangible assets	$93,137	93,674	87,276	84,965	81,589

Total common equity
Total equity	$12,336	12,333	12,169	11,887	11,306
Preferred stock	(1,231)	(1,232)	(1,232)	(1,232)	(882)
Undeclared dividends - cumulative preferred stock	(3)	(2)	(3)	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	11,102	11,099	10,934	10,652	10,421
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(35)	(42)	(49)	(59)	(69)
Deferred taxes	11	13	15	19	21

Total tangible common equity	$7,553	7,545	7,375	7,087	6,848

(1)	After any related tax effect.

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